SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2004

TELEVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-11552 (Commission File No.)	94-2383795 (I.R.S. Employer Identification No.)

2345 Harris Way, San Jose, California 95131
(Address of Principal Executive Office) (Zip Code)

Registrant's Telephone Number, Including Area Code: (480) 954-8333

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Information and Exhibits

(a)	Financial Statements - Not Applicable

(b)	Pro Forma Financial Information - Not Applicable

(c)	Exhibit

        99.1 Press Release, dated March 4, 2004, announcing restatement of financial statements for fiscal years ended October 31, 2002 and 2001 and delayed Annual Report on Form 10-K for fiscal year ending October 31, 2003.

Item 12. Results of Operations and Financial Condition.

On March 4, 2004, TeleVideo, Inc. (the "Registrant") announced that it will restate its financial statements for the fiscal years ended October 31, 2002 and 2001. As a result of the restatement, Registrant's Annual Report on Form 10-K for the fiscal year ending October 31, 2003 ("Form 10-K") will be delayed. A copy of the press release issued by Registrant on March 4, 2004 is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEVIDEO, INC.

	By:	/s/ K. Philip Hwang

K. Philip Hwang Chairman of the Board and Chief Executive Officer

Date: March 5, 2004

EXHIBITS INDEX

Exhibit	Description

99.1	Press Release, dated March 4, 2004.

Exhibit 99.1

TeleVideo, Inc. to Restate Financial Statements for
Fiscal Years Ended October 31, 2002 and 2001;
Form 10-K for Fiscal Year 2003 Delayed

        SAN JOSE, March 4, 2004 - TeleVideo, Inc. (OTCBB: TELV) announced today that it has engaged its current independent public accountants, Burr, Pilger and Mayer LLP ("BPM"), to re-audit it's financial statements for the fiscal years ended October 31, 2002 and 2001. Based on BPM's preliminary findings, management has recommended to the Company's board of directors that the Company's historical financial statements for at least fiscal years 2002 and 2001 along with all the quarterly periods since October 31, 2000, be restated. Accordingly, these financial statements and any financial reports announced for any of these periods and auditors' reports thereon, and the related public filings with the Securities and Exchange Commission ("SEC") should no longer be relied upon.

        The recommendation to restate the prior years' financial statements was made as a result of certain findings by Company management and BPM during the course of conducting the audit of the Company's financial statements for fiscal year ended October 31, 2003. On a preliminary basis, the Company expects that these adjustments may result in a reduction to the reported 2002 and/or the 2001 net losses and a reduction in the reported amount of revenues for each year. Additionally, the adjustments may reduce the reported accounts receivable and accrued liabilities balances and increase the reported inventory balances. The adjustments relate to the appropriateness of certain accrued liabilities and the timing of revenue recognition for sales to customers where a right of return existed. Approximately 2%-5% of the revenue recognized in fiscal 2002 and 2001 related to sales to customers with the right of return. Although TeleVideo believes that none of the affected revenues are invalid, the review to date has uncovered timing issues that may affect the timing of revenue recognition and cause some previously recognized revenues to be shifted to later quarters or to be deferred and recognized in subsequent periods. The Company is currently working with BPM to complete the restatement. Until BPM is able to complete its audit, the total impact on the Company's financial statements cannot be known.

        The information and estimates concerning the restatement described in this press release are subject to completion of analyses by the Company and of the required audit work by the Company's independent accountants. The Company is not currently aware of any items that would result in a restatement of the financial statements for fiscal year 2000. However, there can be no assurance that additional items will not be identified in connection with the re-audits.

        TeleVideo has notified the SEC that the filing of the Company's Annual Report on Form 10-K for the fiscal year ending October 31, 2003 will be delayed pending completion of the restatement. The Company expects to complete the audit of its fiscal year 2003 financial statements and the re-audit of the prior two fiscal years' financial statements by the end of March 2004 and file its Annual Report on Form 10-K for the period ended October 31, 2003 with the SEC shortly thereafter.
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This press release includes forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically indicated by the presence of words such as "expect," "anticipate," "believe," "intend," "may," "predict," "will be," and other similar expressions. These forward-looking statements cover, among other items, statements regarding the consummation of any transaction. Any forward-looking statements are not guarantees of future performance and actual results could differ materially from those anticipated as a result of certain risks and uncertainties, some of which are beyond the control of the Company. A description of the risk factors affecting the Company's business can be found in TeleVideo, Inc.'s Safe Harbor Compliance Statement included as Exhibit 99.1 to its Annual Report on Form 10-K for the fiscal year ended October 31, 2002.